Exhibit 99.1

AITX's RAD Receives Order for 10 RIO Mini Units with SARA Licenses from Major Midwest Construction Company

Autonomous Security Selected for Government Facility Construction Project as Sector
Momentum Builds

Detroit, Michigan, March 17, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITXD), a global leader in AI-driven security and productivity solutions, along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), today announced that it has secured an order for ten RIO™ Mini autonomous solar powered security towers, each licensed with SARA™ (Speaking Autonomous Responsive Agent) RAD's agentic AI platform, from a major Midwest construction company. The units are scheduled for deployment over the next several weeks at a large government facility construction project where they will provide continuous autonomous site monitoring and intelligent response capabilities.

AITX
Artificial Intelligence Technology Solutions Inc.
RAD
an AITX company
ROBOTIC
ASSISTANCE
DEVICES

Artist’s depiction of 10 RAD RIO Mini solar powered security towers at a construction site.

This latest order will bring the client's total deployment to twenty RIO units across active construction environments, with additional expansion opportunities anticipated as new projects come online. In this deployment model, the construction company itself serves as the end-user responsible for site security, allowing RIO Mini and SARA to provide continuous oversight of the job site. When a security event is detected, SARA can immediately contact designated project stakeholders, enabling rapid awareness and response without requiring a traditional security department or third-party guard services.

Troy McCanna, Chief Revenue and Chief Security Officer at RAD, commented, "Construction environments present unique security challenges. Job sites are large, active, and often operate without dedicated security teams on location. What we are seeing across the industry is growing recognition that autonomous security solutions like RIO Mini paired with SARA provide a practical and highly effective way to protect valuable materials, equipment, and infrastructure while keeping project teams informed and able to respond quickly when needed. The continued expansion of this customer's deployment reflects the strong acceptance our solutions are receiving throughout the construction sector."

RIO Mini is designed to deliver rapid security coverage across environments where traditional infrastructure may not yet exist, making it particularly well suited for construction projects and temporary worksites. Powered by solar panels and integrated with SARA, the system continuously monitors the site and evaluates activity in real time. When a potential security event is detected, SARA can initiate a series of automated calls to designated project stakeholders, providing immediate awareness and enabling appropriate escalation or response while eliminating the need for traditional on-site guarding.

RAD invites security professionals and current and prospective channel partners to experience its full portfolio of solutions in action at ISC West 2026. Attendees will have the opportunity to see live demonstrations, speak directly with RAD leadership and product experts, and learn how autonomous security deployments are being proven, expanded, and scaled across real world environments. Meetings may be scheduled in advance or coordinated onsite throughout the event.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization's internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company's credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association's (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD's Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope. Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD's ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/